                       SECURITIES AND EXCHANGE COMMISSION


                            Washington, D. C. 20549


                                FORM 8-K/A No. 2



                                 CURRENT REPORT



     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934




Date of Report (Date of earliest event reported) January 4, 1994



                          SEAGULL ENERGY CORPORATION
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             (Exact name of registrant as specified in its charter)



                                     Texas
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                 (State or other jurisdiction of incorporation)



                  1-8094                                74-1764876
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         (Commission File Number)            (IRS Employer Identification No.)



             1001 Fannin, Suite 1700, Houston, Texas          77002-6714
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                (Address of principal executive offices)          (Zip Code)



                                  (713) 951-4700
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                Registrant's telephone number, including area code



                                Not Applicable
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         (Former name or former address, if changed since last report.)

                               AMENDMENT NO. 2



     The undersigned registrant hereby amends the following items, financial statements, exhibits or other portions of its Current Report on Form 8-K dated January 4, 1994 as set forth in the pages attached hereto:



         Item 7.   Financial Statements and Exhibits.

              (b)  Pro Forma Financial Information.

                   The Unaudited Pro Forma Condensed Financial
                   Statements of the Company giving effect to the Seagull Canada Acquisition are hereby amended to read in their entirety as set forth in the attached pages hereto.



                                  SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:  May 2, 1994


                                         SEAGULL ENERGY CORPORATION


                                         By:  /s/ Rodney W. Bridges
                                              ------------------------------
                                              Rodney W. Bridges
                                              Vice President and Controller
                                              (Principal Accounting Officer)

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

(a)  Financial Statements of Business Acquired.

     The Consolidated Financial Statements of Novalta Resources Inc. and Subsidiaries for the years ended December 31, 1993 and 1992 are incorporated by reference herein to Exhibit 2.1 to Amendment No. 1 to the Company's Current Report on Form 8-K dated January 4, 1994.

(b)  Pro Forma Financial Information.

              UNAUDITED PRO FORMA CONDENSED FINANCIAL STATEMENTS

On January 4 1994, an indirect wholly owned subsidiary of Seagull Energy Corporation ("Seagull" or the "Company") acquired all of the outstanding shares of stock (the "Stock") of Novalta Resources Inc. ("Novalta") and an intercompany note (the "Note") from Novalta to its parent, Novacor Petrochemicals Ltd. ("Novacor Petrochemicals"). The Stock and the Note were acquired for a purchase price of approximately $203 million in cash, subject to customary post-closing adjustments (the "Seagull Canada Acquisition"). The economic effective date of the Seagull Canada Acquisition was December 31, 1993 (the "Effective Date"). Effective as of the January 4, 1994 Closing Date, Novalta was amalgamated with one of its subsidiaries along with Seagull Energy Canada Ltd., the indirect subsidiary of Seagull that acquired Novalta. The resulting amalgamated company was named Seagull Energy Canada Ltd. ("Seagull Canada").

The unaudited pro forma condensed balance sheet as of December 31, 1993 and the unaudited pro forma condensed statement of earnings for the year ended December 31, 1993 give effect to the Seagull Canada Acquisition, financed initially under a new $175 million reducing revolving credit facility (the "Canadian Credit Agreement") as well as borrowings under Seagull's amended and restated $475 million revolving credit line (the "Revolver") with a group of major U.S. and international banks.

The following unaudited pro forma information has been included as required by the rules of the Securities and Exchange Commission and is provided for comparative purposes only. The unaudited pro forma information presented is based on the respective historical consolidated financial statements of Seagull and Novalta and should be read in conjunction with such financial statements and the related notes thereto. The historical consolidated financial statements of Novalta as presented do not reflect the effect of certain transactions between Novalta and NOVA Corporation of Alberta and its subsidiaries that were completed prior to the closing of the Seagull Canada Acquisition, such as the elimination of intercompany debt balances. The effect of such transactions is reflected in the conforming adjustments to the unaudited pro forma condensed financial statements. The unaudited pro forma information presented does not purport to be indicative of actual results, if the combinations had been in effect on the dates or for the periods indicated, or of future results.

All amounts are in U.S. dollars unless otherwise noted.

                 UNAUDITED PRO FORMA CONDENSED BALANCE SHEET
                              December 31, 1993
                            (dollars in thousands)


                                                        Seagull            Novalta
                                                        Energy            Resources       Conforming           Pro Forma
                                                      Corporation          Inc.(E)        Adjustments           Combined
                                                      -----------         ---------       -----------          ---------
ASSETS
  Current Assets:
    Cash and cash equivalents.....................    $     5,572          $    415       $       -          $     5,987
    Accounts receivable, net......................         98,734            11,136               -              109,870
    Other.........................................         10,902               688               -               11,590
                                                      -----------          --------       ---------          -----------
      Total Current Assets........................        115,208            12,239               -              127,447

  Property, Plant and Equipment - at cost.........      1,278,701           166,067        (166,067) (A)       1,495,295
                                                                                            216,594  (B)
  Accumulated Depreciation, Depletion
    and Amortization..............................        345,512            69,038         (69,038) (A)         345,512
                                                      -----------          --------       ---------          -----------
                                                          933,189            97,029         119,565            1,149,783

  Other Assets....................................         69,854             3,145             883  (B)          65,424
                                                                                             (8,458) (C)
                                                      -----------          --------       ---------          -----------
  Total Assets....................................    $ 1,118,251          $112,413       $ 111,990          $ 1,342,654
                                                      ===========          ========       =========          ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
  Current Liabilities:
    Accounts payable..............................    $    84,904          $  7,060       $       -          $    91,964
    Current maturities of long-term debt..........          1,538                 -               -                1,538
    Other.........................................         37,724               746               -               38,470
                                                      -----------          --------       ---------          -----------
      Total Current Liabilities...................        124,166             7,806               -              131,972

  Long-Term Debt..................................        459,787            64,316         (64,316) (D)         653,093
                                                                                            193,306  (C)

  Other Noncurrent Liabilities....................         66,785             1,965            (602) (B)          68,148
  Deferred Income Taxes...........................         28,134             7,899          (7,899) (D)          50,062
                                                                                             21,928  (B)
  Shareholders' Equity
    Seagull Common Stock.........................           3,638                 -               -                3,638
    Novalta Resources Inc. shareholder's equity..               -            30,427         (30,427) (D)               -
    Additional paid-in capital...................         324,192                 -               -              324,192
    Retained earnings............................         120,713                 -               -              120,713
    Less - note receivable from ESOP.............          (6,029)                -               -               (6,029)
    Less - Seagull Common Stock held in
      Treasury, at cost..........................          (3,135)                -               -               (3,135)
                                                      -----------          --------       ---------          -----------
     Total shareholders' equity..................         439,379            30,427         (30,427)             439,379
                                                      -----------          --------       ---------          -----------
  Total Liabilities and Shareholders' Equity.....     $ 1,118,251          $112,413       $ 111,990          $ 1,342,654
                                                      ===========          ========       =========          ===========


See Notes to Unaudited Pro Forma Condensed Balance Sheet

                          NOTES TO UNAUDITED PRO FORMA
                            CONDENSED BALANCE SHEET

(A) To eliminate Novalta's historical cost of property, plant and equipment and accumulated depreciation, depletion and amortization.

(B) To adjust the assets acquired and liabilities assumed in the Seagull Canada Acquisition to reflect the allocation of the estimated purchase price. The adjusted cost of property, plant and equipment was calculated as follows:

                                                         (dollars in thousands)
         Estimated purchase price......................        $  200,455
         Estimated transaction costs...................             1,309
         Less - other assets acquired:
            Current assets.............................           (12,239)
            Other assets...............................            (4,028)
         Plus - liabilities assumed:
                 Current liabilities...................             7,806
                 Other noncurrent liabilities..........             1,363
                 Deferred income taxes.................            21,928
                                                                ---------
                                                                $ 216,594
                                                                =========


     The purchase price was determined pursuant to arm's length negotiations between the Company and Novacor Petrochemicals, based on the economic effective date of December 31, 1993. The purchase price was based to a large extent on the net present value of natural gas and oil reserves attributable to the properties acquired as a result of the Seagull Canada Acquisition.

(C) To record the financing of the Seagull Canada Acquisition, including approximately $193.3 million of borrowings under the Canadian Credit Agreement and the Revolver, a cash deposit of approximately $7.5 million paid in November 1993 and other costs in connection with the acquisition.

(D) To eliminate long-term debt, deferred income taxes and shareholder's equity of Novalta.

(E) Assets and liabilities of Novalta were translated from Canadian dollars to U.S. dollars using the conversion rate in effect on January 4, 1994 of $0.7553 per Canadian dollar.

              UNAUDITED PRO FORMA CONDENSED STATEMENT OF INCOME
                         YEAR ENDED DECEMBER 31, 1993
               (dollars in thousands except per share amounts)

                                                        Seagull         Novalta
                                                        Energy         Resources        Conforming          Pro Forma
                                                      Corporation       Inc.(F)         Adjustments          Combined
                                                      -----------     -----------       -----------        ------------
Revenues........................................      $  377,165        $  32,358        $       -          $ 409,523

Costs of Operations:
  Operating Costs ..............................         184,620           12,973              399  (A)       197,992

  Depreciation, depletion and amortization......         116,556            9,371           (9,371) (B)       131,772
                                                                                            15,216  (C)
                                                      ----------        ---------        ---------          ---------
Operating Profit................................          75,989           10,014           (6,244)            79,759

General and Administrative......................          11,666                -                -             11,666

Interest........................................          36,753            1,083           (1,083) (B)        48,595
                                                                                            11,842  (D)

Interest Income and Other.......................          (5,708)          (3,102)               -             (8,810)
                                                      ----------        ---------        ---------          ---------
Earnings Before Income Taxes....................          33,278           12,033          (17,003)            28,308

Income Taxes....................................           6,080            4,650           (4,650) (B)         6,146
                                                                                                66  (E)
                                                      ----------        ---------        ---------          ---------
Net Earnings....................................      $   27,198        $   7,383        $ (12,419)         $  22,162
                                                      ==========        =========        =========          =========
Earnings Per Share..............................      $     0.76                                            $    0.62
                                                      ==========                                            =========
Weighted Average Number of Common
  Shares Outstanding (in thousands).............          35,790                                               35,790
                                                      ==========                                            =========

- - -------------------------
See Notes to Unaudited Pro Forma Condensed Statement of Income

                          NOTES TO UNAUDITED PRO FORMA
                         CONDENSED STATEMENT OF INCOME

(A) To adjust general operating expenses to give effect to Seagull's increased personnel, rent, consultation, professional and other expenses expected as a result of the Seagull Canada Acquisition.

(B) To eliminate depreciation, depletion and amortization, interest expense and income taxes of Novalta.

(C) To adjust depreciation, depletion and amortization to give effect to the Seagull Canada Acquisition.

(D) To adjust interest expense to give effect to the Seagull Canada Acquisition initially financed under the Canadian Credit Agreement and the Revolver and the amortization of loan acquisition costs relating to the Canadian Credit Agreement. The pro forma interest expense adjustment was calculated as follows:



                                                          (dollars in thousands)
         Pro forma change in outstanding balance -
            Canadian Credit Agreement                            $ 151,938

         Estimated average interest rate                              5.01%
                                                                 ---------

         Pro forma interest expense on
            Canadian Credit Agreement                                7,612

         Pro forma change in outstanding balance -
            Revolver                                                49,826

         Estimated average interest rate                              5.40%
                                                                 ---------

         Pro forma interest expense on the
            increased Revolver                                       2,689

         Pro forma interest expense on historical
            Revolver due to increased interest
            rate margin                                              1,348

         Pro forma amortization of loan acquisition
            costs relating to the Canadian Credit
            Agreement                                                  193
                                                                 ---------


                                                                 $  11,842
                                                                 =========

                          NOTES TO UNAUDITED PRO FORMA
                         CONDENSED STATEMENT OF INCOME

(E) To adjust income taxes for the items discussed in Notes (A) through (D) above.

(F) Revenues, expenses and net income of Novalta were translated using the conversion rate during 1993 of $0.7752 per Canadian dollar (C$).
     A reconciliation of the net income of Novalta as set forth in the historical financial statements to net earnings provided in the pro forma financial statements is as follows, in thousands except conversion rate:

         Net income per historical financial
            statements presented in accordance
            with U.S. generally accepted
            accounting principles ...............           C$ 9,524

         Times average conversion rate...........      US$ 0.7752/C$
                                                       -------------

         Net earnings provided in the pro forma
            financial statements.................          US$ 7,383
                                                          ==========

(c)  Exhibits.

     None